Exhibit 99.2

FOR IMMEDIATE RELEASE

Compass Minerals Announces New Capital Allocation Strategy

Dividend Reduction Supports Funding Growth Opportunities in Previously Announced Lithium Development and Ownership Stake in Emerging Fire Retardant Business

OVERLAND PARK, Kan. (Nov. 15, 2021) – Compass Minerals (NYSE: CMP), a leading global provider of essential minerals, today announced a new direction for the company’s capital allocation strategy. Specifically, the company’s board of directors has declared a quarterly cash dividend of $0.15 per share, enabling the company to reinvest additional capital in recently announced growth projects. This dividend is payable Dec. 20, 2021, to shareholders of record as of the close of business on Dec. 10, 2021.

Compass Minerals expects to reinvest the approximately $80 million of cash it anticipates retaining annually from this dividend reduction primarily toward a strategic expansion of the company’s essential minerals product portfolio. As a result, the company expects to meaningfully increase both its earnings capacity and shareholder value over the long term while maintaining strong liquidity levels. Compass Minerals’ board of directors will continue to evaluate the company’s capital allocation needs on an ongoing basis to balance supporting the investment needs of the business with returning cash to shareholders.

The company previously indicated that it was undertaking a reassessment of its capital allocation strategy as part of its July 2021 announcement of a 2.4 million metric ton sustainable lithium resource identified at its Ogden, Utah, solar evaporation site. The purpose of the assessment was to weigh the intrinsic value creation potential of recently announced growth opportunities in the lithium and fire retardant markets against the historical practice of returning capital through dividends. Since that time, the company’s board of directors and senior management team have jointly evaluated a number of potential scenarios to better align the dividend level with the company’s expected future capital allocation needs, peer trends and current equity market dynamics.

“I believe our decision to prioritize high-potential, organic growth opportunities positions our company to deliver meaningfully improved and lasting returns, while still providing a stable and sustainable distribution of cash flow to shareholders,” said Kevin S. Crutchfield, president and CEO. “The decision to reduce our dividend is not something we took lightly; however, upon rigorous assessment, it became abundantly clear that there are simply higher and better uses for a portion of that capital in view of our ultimate goal to maximize value creation for our diversified shareholder base. I am excited by the opportunity to expand our product offerings in the coming years to satisfy a market need for these essential minerals.”

As previously announced, Compass Minerals is in the process of developing a battery-grade lithium hydroxide capability with an estimated, initial annual production capacity of approximately 20,000 to 25,000 metric tons lithium carbonate equivalent by 2025. The company also recently announced it is acquiring a 45% minority ownership stake in Fortress North America (Fortress), a next-generation fire retardant company dedicated to producing more environmentally friendly and carbon neutral fire retardants to combat the devastating effects of wildfires. Magnesium chloride, a key raw material input to Fortress’ products, is derived from Compass Minerals’ Great Salt Lake solar evaporation production stream.

About Compass Minerals

Compass Minerals (NYSE: CMP) is a leading global provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. The company’s salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial and agricultural applications. Its plant nutrition business manufactures products that improve the quality and yield of crops, while supporting sustainable agriculture. And its specialty chemical business serves the water treatment industry and other industrial processes. Additionally, the company is pursuing development of a sustainable lithium brine resource to support the North American battery market and is a minority owner of Fortress North America, a next-generation fire retardant company. Compass Minerals operates 15 production and packaging facilities with more than 2,000 employees throughout the U.S., Canada, the U.K. and Brazil. Visit compassminerals.com for more information about the company and its products.

Forward-Looking Statements and Other Disclaimers

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company’s plans to reinvest capital and the company’s ability to take advantage of growth opportunities, increase its earning capacity and shareholder value, maintain liquidity, deliver improved and lasting returns, provide cash flow to shareholders, maximize value creation, expand product offerings and develop lithium hydroxide capability. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. We use words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) weather conditions, (ii) foreign exchange rates and the cost and availability of transportation for the distribution of the company’s products, (iii) pressure on prices and impact from competitive products, (iv) any inability by the company to successfully implement its strategic priorities or its cost-saving or enterprise optimization initiatives, (v) the risk that the company may not realize the expected financial or other benefits from the proposed development of its lithium mineral resource or its investment in Fortress North America, (vi) the timing and the outcome of the sale process for the company’s South America chemicals business, and (vii) impacts of the COVID-19 pandemic. For further information on these and other risks and uncertainties that may affect the company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 and the company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 (including any amendments) filed with the SEC, as well as the company’s other SEC filings. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

The company has completed an initial assessment to define the lithium resource at Compass Minerals’ existing operations in accordance with applicable SEC regulations, including Subpart 1300. Pursuant to Subpart 1300, mineral resources are not mineral reserves and do not have demonstrated economic viability. The company’s mineral resource estimates, including estimates of the LCE mineral resource, are based on many factors, including assumptions regarding extraction rates and duration of mining operations, and the quality of in-place resources. For example, the process technology for commercial extraction of lithium from brines with low lithium and high impurity (primarily magnesium) is still developing. Accordingly, there is no certainty that all or any part of the LCE mineral resource identified by the initial assessment will be converted into an economically extractable mineral reserve.

Investor Contact	Media Contact
Douglas Kris	Rick Axthelm
Senior Director of Investor Relations	Chief Public Affairs and Sustainability Officer
+1.917.797.4967	+1.913.344.9198
krisd@compassminerals.com	MediaRelations@compassminerals.com